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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements No 333-04647 and 333-04649 of Full Line Distributors, Inc. (formerly L.A. T Sportswear, Inc.) on Form S-8 of our report dated February 11, 2000 (March 1, 2000 as to Note 9), appearing in this Annual Report on Form 10-K of Full Line Distributors, Inc. for the year ended January 1, 2000.


DELOITTE & TOUCHE LLP


Atlanta, Georgia
March 28, 2000